Exhibit 10.71

                      THE AMERICAN INSTITUTE OF ARCHITECTS
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                                AIA Document A10
             Standard Form of Agreement Between Owner and Contractor
                         where the basis of payment is a
                                 STIPULATED SUM

                                  1987 EDITION

 THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY
          IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

        The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.
         This document has been approved and endorsed by The Associated
                        General Contractors of America.
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AGREEMENT
made as of the twelfth day of November in the year of Nineteen Hundred and Ninety Seven

BETWEEN the Owner:
(Name and address)
                           Pocono Downs, Inc.
                           P.O. Box 32
                           Grantville, PA  17028

and the Construction Manager:
(Name and address)
                           Warfel Construction Company
                           812 North Prince Street
                           P.O. Box 4488
                           Lancaster, PA  17604

The Project is:
(Name, address and brief description)
                           The Downs
                           Off-Track Wagering Facility
                           Hazelton, PA

The Architect is:
(Name and address)
                           Architectural Concepts
                           Suite 200
                           967 East Swedesford Road
                           Exton, PA 19341

The Owner and Contractor agree as set forth below.

                                       (1)

                                    ARTICLE 1

                              THE CONTRACT DOCUMENT

     The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement: these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in
Article 9.

                                    ARTICLE 2

                            THE WORK OF THIS CONTRACT

     The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:


                                    ARTICLE 3

                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

Date of commencement shall be 10 days after receipt of Notice to Proceed

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interest.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

120 calendar days after receipt of Notice to Proceed, subject to adjustments of this Contract Time as provided in the Contract Documents.

                                       (2)

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

                                    ARTICLE 4

                                  Contract Sum

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of One Million Three Hundred Forty Seven Thousand Dollars ($1,347,000.00), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the number or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

Alternate #1: Cost to add Performance and Payment Bond to base bid:

              Increase $11,000.00

4.3     Unit price, if any, are as follows:

        None

                                    ARTICLE 5

                                PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Owner by the Contractor the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

5.3 Provided an Application for Payment is received by the Owner not later than the 31st day of a month, the Owner shall make payments to the Contractor not later than the 25th day of the following month. If an Application for Payment is received by the Owner after the application dated fixed above, payment shall be made by the Owner not later than days after the Owner receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the Schedule of Values submitted by the Contractor in accordance with the Contract Documents. The Schedule of Values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and support by such data to substantiate its accuracy as the Architect may require. The Schedule, unless

                                       (3)
objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications form Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.6.1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the Schedule of Values less retainage of Ten (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Contract even though the Contract Sum has not yet been adjusted by Change Order.

5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of Ten Percent (10%);

5.6.3 Subtract the aggregate of previous payment made by the Owner: and

5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in paragraph 9.5 of the General Conditions.

5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to Ninety-nine Percent (99%) of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims; and

5.7.2 Add, if final completion of Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8 Reduction or limitation of retainage, if any, shall be as follows:

(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retain age resulting from the percentages inserted in Subparagraphs 5.6.1 and 5.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

Reduce to 5% when 50% complete with work

Reduce to 0% when contract work complete

                                       (4)

                                    ARTICLE 6

                                  FINAL PAYMENT

Final Payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate for Payment has been issued by the Architect; such final payments shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Documents, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from the time at the place where the Project is located.

(Insert rate if interest agreed upon, if any)

12% per annum

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may effect the validity of this provision. Legal advise should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

7.3    Other provisions:

See attached clarifications

                                    ARTICLE 8

                            TERMINATION OR SUSPENSION

8.1 The contract may be terminated by the Owner or the Contractor as provided in
Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

                                       (5)

                                    ARTICLE 9

                        ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

9.1.2 The General Conditions are the General Conditions of the Contract of Construction, AIA Document A201, 1987 Edition.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated Not applicable and are as follows:

Document                      Title                                    Pages

00800               Supplementary Conditions                             2

9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                       Title                                    Pages

See attached Table of Contents

9.1.5 The Drawings are as follows, and are dated unless a different date is shown below:

(Either list the Drawings or refer to an exhibit attached to this Agreement.)

Number                        Title                                    Date

See attached listing

9.1.6    The Addenda, if any, are as follows:

Number                        Date                                     Pages

    1                       9/11/97                                     12

    2                       9/29/97                                     10

    3                       9/30/97                                     1

                                       (6)

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also numerated in this
Article 9.

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows;

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER  Pocono Downs, Inc.                CONTRACTOR  Warfel Construction Company



/s/ Arthur E. Manuel                     /s/ T. W. Peters
    ------------------------------          --------------------------------
      (Signature)                             (Signature)





Arthur E. Manuel, General Manager        T. W. Peters, President
---------------------------------        -----------------------------------
    (Printed Name and Title)             (Printed Name and Title)